UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2017

Eagle Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36306	20-8179278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

In connection with the 2017 Annual Meeting of Stockholders of Eagle Pharmaceuticals, Inc., or the Company, to be held on June 20, 2017, the Company intends to mail its proxy materials to certain stockholders and to post a copy of the Company’s 2016 annual report, which includes a 10-K wrap, or the 10-K Wrap, on or about May 4, 2017.

A copy of the above-referenced 10-K Wrap is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to Item 7.01 of this current report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission. The furnishing of the information in this current report is not intended to, and does not, constitute a determination or admission by the Company that the information in this current report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	10-K Wrap (to the Company’s 2016 annual report)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: April 28, 2017	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	10-K Wrap (to the Company’s 2016 annual report)